                                                                    Exhibit 99


                           APPLIED INNOVATION REPORTS
                PRELIMINARY SECOND QUARTER 2004 FINANCIAL RESULTS


               PURCHASES POSTPONED BY DOMESTIC WIRELINE CARRIERS;
               COMPANY EXPECTS IMPROVEMENTS IN SECOND HALF OF 2004

AT APPLIED INNOVATION:
Andrew J. Dosch
Vice President and Chief Financial Officer
(614) 798-2000

COLUMBUS, OHIO (JULY 1, 2004) - Applied Innovation Inc. (NASDAQ: AINN) today announced sales for the quarter ended June 30, 2004 are anticipated to be approximately $5.5 million to $5.7 million compared to $9.5 million for the second quarter of 2003. As a result, the Company anticipates a net loss of $1.2 million to $1.5 million, or $0.08 to $0.10 per share, for the second quarter of 2004 compared to net income of $207,000, or $0.01 per share, for the comparable quarter last year.

The Company expects its cash and investments position to remain solid at approximately $25.6 million as of June 30, 2004.

Compared to the second quarter last year, solid increases in wireless and international sales for the quarter were offset by significantly lower product sales to the Company's domestic wireline customers. The sales shortfall was primarily attributable to delayed orders from the Company's largest wireline customers. These orders are believed to be delayed rather than cancelled.

In the second half of 2004, the Company expects improvement in wireline sales when compared to the first half of the year along with continued strength in wireless and international sales.

EARNINGS RELEASE AND CONFERENCE CALL
Applied Innovation plans to report its financial results for the quarter ended June 30, 2004 before the market opens on Wednesday, July 21, 2004, and will host a conference call later that morning at 10:00 a.m. (ET) to discuss the Company's second quarter 2004 results, strategy and business outlook.

ABOUT APPLIED INNOVATION
Applied Innovation is a network management solutions company that simplifies and enhances the operation of complex, distributed voice and data networks. Building on a deep knowledge of network architecture, elements and management, Applied Innovation delivers unique hardware, software and service solutions that provide greater connectivity, visibility and control of network elements and the systems that support them.

Applied Innovation, headquartered in Columbus, Ohio, is traded on NASDAQ under the symbol AINN. For more information, please visit the Company's Web site at www.AppliedInnovation.com.

SAFE HARBOR STATEMENT
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of the Company and its management, and specifically include statements regarding: sales and net loss for the quarter ended June 30, 2004 (paragraph 1); cash and investments at June 30, 2004 (paragraph 2); delays in customer orders (paragraph 3); and forecasts for wireline, wireless and international sales in the second half of 2004 (paragraph
4). These forward-looking statements involve numerous risks and uncertainties, including, without limitation: the completion of final closing procedures for the quarter ended June 30, 2004 and the review thereof by the Company's independent auditors; the demand for telecommunication equipment generally and in particular for the equipment and services offered by the Company; the Company's ability to generate sales orders during fiscal 2004 and thereafter; that the anticipated demand for the products and services offered by the Company will decrease as a result of the economic and political climate in which the Company operates; the acceptance of the Company's present products and services and its ability to hire technical staff; the Company's ability to adapt to technological changes; the availability of capital to support the Company's business plans; that the government may not purchase any products or services from the Company; and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2003. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.